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                                   Exhibit 2.1

                        Articles of Incorporation: Texas

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                            Articles of Incorporation
                                       of
                       Professional Recovery Systems, Inc.

     The undersigned natural person of the age of eighteen (18) years or more acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation:

                                   ARTICLE ONE

     The name of the corporation is Professional Recovery Systems, Inc.

                                   ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLES THREE

     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The corporation shall have authority to issue Twenty Million (20,000,000) common shares. The par value of each share shall be One Mil ($.001) (One Tenth of a Cent).

                                  ARTICLE FIVE

     The  corporation  will not commence  business until it has received for the
issuance  of  shares   consideration  of  the  value  of  One  Thousand  Dollars
($1,000.00) consisting of money, labor due or property actually received.

                                   ARTICLE SIX

     The street address of its initial registered office is 3131 Southwest Freeway, Suite 46, Houston, Texas 77098, and the name of its initial registered agent at such address is Sheryl Ann Dodson.

                                  ARTICLE SEVEN

     The number of directors  constituting the initial board of directors is One
(1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

                                Sheryl Ann Dodson
                                3131 S.W. Freeway, #46
                                Houston, Texas 77098

                                  ARTICLE EIGHT

     The name and address of the incorporator is:

                                Sheryl Ann Dodson
                                3131 S.W. Freeway, #46
                                Houston, Texas 77098




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                                  ARTICLE NINE

     A director of the corporation is not liable to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as director, unless the act or omission involves a breach of a director's duty of loyalty to the corporation or its shareholders or members; or the act or omission is not in good faith or involves intentional misconduct or a knowing violation of the law; or the director engages in a transaction from which he receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or the act or omission is one in which the liability of the director is expressly provided for by statute; or the director engages in an act related to an unlawful stock repurchase or payment of dividend.

                                   ARTICLE TEN

     The shareholders of the corporation shall not have a preemptive right to acquire additional unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.

                                 ARTICLE ELEVEN

     The shareholders of the corporation by this Article are hereby prohibited from cumulatively voting their shares at any election for Directors.

     Signed this 23rd day of August, 1995.


                                                 /s/ Sheryl Dodson
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                                                 Sheryl Ann Dodson
                                                   Incorporator